January 21, 2010	Mr. Richard G. Spencer
President & Chief Executive Officer
(412) 367-3300
E-mail: rspencer@fidelitybank-pa.com

For Immediate Release

FIDELITY BANCORP, INC.

ANNOUNCES FIRST QUARTER

COMMON STOCK DIVIDEND

COMMON STOCK DIVIDEND

PITTSBURGH, PA – January 21, 2010 – The Board of Directors of Fidelity Bancorp, Inc., (NASDAQ: FSBI) the holding company for Fidelity Bank, PaSB declared on January 19, 2010 a quarterly cash dividend of $.02 per share on the Company’s common stock. The dividend is payable February 26, 2010 to stockholders of record February 15, 2010. This represents the 86th uninterrupted quarterly cash dividend paid to stockholders.

Fidelity Bancorp, Inc. is the holding company of Fidelity Bank, a Pennsylvania chartered, FDIC-insured savings bank conducting business through fourteen offices in Allegheny and Butler counties.